UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2014

Vail Resorts, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09614	51-0291762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Interlocken Crescent Broomfield, Colorado		80021
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (303) 404-1800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On June 5, 2014, Vail Resorts, Inc. issued a press release announcing its results for the three and nine months ended April 30, 2014. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 5, 2014, the Company sent a redemption notice to The Bank of New York Mellon, as trustee (the "Trustee"), for the redemption of $175.0 million principal amount of the Company's outstanding 6.50% Senior Subordinated Notes due 2019 (CUSIP No. 91879QAK5), originally issued on April 25, 2011 (the "6.50% Notes"), at a cash redemption price of 104.875% of the principal amount of the notes (the "Redemption Price"), plus accrued and unpaid interest, to the redemption date of July 7, 2014 (the "Redemption Date").  Upon completion of the partial redemption, $215.0 million of the 6.50% Notes will remain outstanding.

Payment of the Redemption Price, plus accrued and unpaid interest, will be made on the Redemption Date.  Interest on the 6.50% Notes called for redemption will cease to accrue from and after the Redemption Date. The notice of redemption will be sent by the Trustee to the registered holders of the 6.50% Notes in accordance with the requirements of the indenture governing the 6.50% Notes.

The information in this Item 7.01 is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

A list of exhibits furnished herewith is contained on the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vail Resorts, Inc.
Date: June 5, 2014	By:	/s/ Michael Z. Barkin
Michael Z. Barkin
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated June 5, 2014, announcing fiscal 2014 third quarter results.